Exhibit 11


                              STANLEY FURNITURE COMPANY, INC.
                  SCHEDULE OF COMPUTATION OF NET INCOME PER COMMON
SHARE
                                        (Unaudited)
                           (In thousands, except per share data)

                                     Three Months Ended    Nine
Months Ended
                         October  September    October  September
                                     1, 1995   25, 1994    1, 1995
 25, 1994

Earnings used in calculating
  primary and fully diluted earnings
  (loss) per common share:

Income from continuing operations...  $  998    $  863      $2,511
 $4,206
Loss on disposal of discontinued
  division..........................
  (2,758)
Net income used in calculating pri-
  mary and fully diluted earnings
  per common share..................  $  998    $  863      $2,511
 $1,448

Primary earnings (loss) per common
  share:

Weighted average shares outstanding
  during the period.................   4,727     4,726       4,727
  4,725
Add shares issuable assuming excer-
  cise of stock options.............       1        13           1
     20

Weighted average number of shares
  used in calculating primary
  earnings per common share.........   4,728     4,739       4,728
  4,745

Income from continuing operations...  $  .21    $  .18      $  .53
 $  .89
Loss on disposal of discontinued
  division..........................
    (.58)
Net income..........................  $  .21    $  .18      $  .53
 $  .31

Fully diluted earnings (loss) per
  common share:

Weighted average shares outstanding
  during the period.................   4,727     4,726       4,727
  4,725
Add shares issuable assuming excer-
  cise of stock options.............       1         6           1
      5

Weighted average number of shares
  used in calculating fully diluted
  earnings per common share.........   4,728     4,732       4,728
  4,730

Income from continuing operations...  $  .21    $  .18      $  .53
$   .89
Loss on disposal of discontinued
  division..........................
    (.58)
Net income..........................  $  .21    $  .18      $  .53
$   .31



10QEX11